FOLEY & LARDNER

                                ATTORNEYS AT LAW

CHICAGO                           FIRSTAR CENTER                     SACRAMENTO
DENVER                      777 EAST WISCONSIN AVENUE                 SAN DIEGO
JACKSONVILLE             MILWAUKEE, WISCONSIN 53202-5367          SAN FRANCISCO
LOS ANGELES                  TELEPHONE (414) 271-2400               TALLAHASSEE
MADISON                      FACSIMILE (414) 297-4900                     TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH
                              WRITER'S DIRECT LINE
                                  414/297-5660

                                January 31, 2000


Leuthold Funds, Inc.
100 North Sixth Street
Suite 700A
Minneapolis, MN  55403

Ladies & Gentlemen:

          We have acted as counsel for you in connection with the preparation of an Amended Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of Leuthold Funds, Inc. Common Stock (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable

          We hereby consent to the use of this opinion as an exhibit to the Amended Registration Statement on Form N-1A. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                          Very truly yours,


                                          /s/ FOLEY & LARDNER

                                          Foley & Lardner